UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

(December 5, 2013)

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Barber Lane, Milpitas, California 95035

 (Address of Principal Executive Offices) (Zip Code)

(408) 232-9100

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 5, 2013, Pericom Semiconductor Corporation (“Pericom” or the “Company”)  held its annual meeting of stockholders at which shareholders:

(a)	elected to the Board of Directors of Pericom six directors for a one year term and until their successors are elected,

(b)	ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending in 2014,

(c)	approved, in a non-binding advisory vote, the compensation of the executive officers as disclosed in the proxy statement.

The above proposals are described in detail in the Company’s Proxy Statement dated October 17, 2013. Voting results are as follows:

(a)	Election of Directors:

Nominee	Votes For	Withheld	Broker Non-Votes
Alex Chiming Hui	12,317,482	6,097686	2,505,120
Chi-Hung (John) Hui, Ph.D.	11,928,893	6,486,275	2,505,120
John C. East	17,003,391	1,411,777	2,505,120
Hau L. Lee, Ph.D.	12,317,282	6,097,886	2,505,120
Michael J. Sophie	9,702,090	8,713,078	2,505,120
Siu-Weng (Simon) Wong, Ph.D.	7,396,826	11,018,342	2,505,120

(b)	Ratification of appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending in 2014.

For	Against	Abstain	Broker Non-Votes
20,878,730	33,155	8,403	0

(c)	Advisory vote on the resolution approving executive compensation.

For	Against	Abstain	Broker Non-Votes
17,998,683	336,336	80,149	2,505,120

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pericom Semiconductor Corporation
(the Registrant)

By:	/s/Alex Hui
Alex Hui
Chief Executive Officer

Dated:  December 11, 2013